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                                                                     Exhibit 5.1


                    B A S S,   B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                                  July 28, 1998


Bright Horizons Family Solutions, Inc.
209 Tenth Avenue South, Suite 300
Nashville, Tennessee 37203


         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering (1) 1,500,000 shares ("Shares") of common stock, $0.01 par value per share, issuable pursuant to the Bright Horizons Family Solutions, Inc. 1998 Stock Incentive Plan (the "Plan"),
(2) 1,264,975 Shares issuable upon exercise of options of CorporateFamily Solutions, Inc., a Tennessee corporation ("CorporateFamily"), assumed by Bright Horizons Family Solutions, Inc. (the "Registrant") pursuant to the Amended and Restated Agreement and Plan of Merger dated June 17, 1998 (the "Merger Agreement") by and among the Registrant, CorporateFamily, Bright Horizons, Inc., a Delaware corporation ("Bright Horizons"), CFAM Acquisition, Inc., a Tennessee corporation, and BRHZ Acquisition, Inc., a Delaware corporation, (3) 911,352 Shares issuable upon exercise of options of Bright Horizons assumed by the Registrant pursuant to the Merger Agreement, and (4) 200,000 Shares issuable pursuant to the Bright Horizons Family Solutions, Inc. 1998 Stock Purchase Plan.

         In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the above referenced plans and agreements, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ BASS, BERRY & SIMS PLC